UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 15, 2010

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 North LaSalle Street

Chicago, Illinois 60601

(Address of principal executive offices)  (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

EXPLANATORY NOTE

Smurfit-Stone Container Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K dated April 15, 2010 to revise Item 9.01 and file Exhibit 10.1 in its entirety.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	ABL Credit Agreement dated as of April 15, 2010.

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the Exit Credit Facilities; (iii) the Company’s ability to obtain court approval with respect to motions in its Chapter 11 cases; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to its Chapter 11 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of its Chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to fund and execute its business plan; (ix) the ability of the Company to attract, motivate and/or retain key executives and employees; and (x) other risks and factors regarding the Company described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated from time to time in the Company’s Securities and Exchange Commission filings. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 13, 2010

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and General Counsel